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===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------

                                    FORM T-1

          STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                 TRUSTEE PURSUANT TO SECTION 305(b)(2)_________
                                ---------------

                       U.S. TRUST COMPANY OF TEXAS, N.A.
              (Exact name of trustee as specified in its charter)

                                                                75-2353745
(State of incorporation                                      (I.R.S. employer
if not a national bank)                                      identification No.)

2001 Ross Ave, Suite 2700                                         75201
     Dallas, Texas                                             (Zip Code)
(Address of trustee's
principal executive offices)

                               Compliance Officer
                       U.S. Trust Company of Texas, N.A.
                           2001 Ross Ave, Suite 2700
                              Dallas, Texas 75201
                                 (214) 754-1200
           (Name, address and telephone number of agent for service)
                                ---------------
                         Brand Scaffold Services, Inc.
              (Exact name of obligor as specified in its charter)

        Delaware                                                 13-3909681
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification No.)

15450 South Outer Highway 40, #270
      Chesterfield, MO                                            63017
(Address of principal executive offices)                       (Zip Code)
                                ---------------
                         10 1/4% Senior Notes Due 2008
                      (Title of the indenture securities)
--------------------------------------------------------------------------------

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                                    GENERAL

1.   General Information.

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of Dallas (11th District), Dallas, Texas
                         (Board of Governors of the Federal Reserve System)
                  Federal Deposit Insurance Corporation, Dallas, Texas
                  The Office of the Comptroller of the Currency, Dallas, Texas

     (b)  Whether it is authorized to exercise corporate trust powers.

                  The Trustee is authorized to exercise corporate trust powers.

2.   Affiliations with Obligor and Underwriters.

     If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

3.   Voting Securities of the Trustee.

     Furnish the following information as to each class of voting securities of the Trustee:

                               As of May 28, 1998
--------------------------------------------------------------------------------

             Col A.                                            Col B.
--------------------------------------------------------------------------------

        Title of Class                                   Amount Outstanding
--------------------------------------------------------------------------------

 Capital Stock - par value $100 per share                   5,000 shares

4.   Trusteeships under Other Indentures.

     Not Applicable

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

     Not Applicable




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6.   Voting Securities of the Trustee Owned by the Obligor or its Officials.

     Not Applicable

7.   Voting Securities of the Trustee Owned by Underwriters or their Officials.

     Not Applicable

8.   Securities of the Obligor Owned or Held by the Trustee.

     Not Applicable

9.   Securities of Underwriters Owned or Held by the Trustee.

     Not Applicable

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

     Not Applicable

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

     Not Applicable

12.  Indebtedness of the Obligor to the Trustee.

     Not Applicable

13.  Defaults by the Obligor.

     Not Applicable

14.  Affiliations with the Underwriters.

     Not Applicable

15.  Foreign Trustee.

     Not Applicable

16.  List of Exhibits.

     T-1.1  -  A copy of the Articles of Association of U.S. Trust Company of
               Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.


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16.  (con't.)

     T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.3  -   A copy of the authorization of the Trustee to exercise
               corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.4 - A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

     T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

As of May 28, 1998, the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of May 28, 1998, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 19,142,000.00 shares of $5 par value Common Stock as of May 28, 1998.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                                ---------------




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                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 28th day of May, 1998.

                                        U.S. Trust Company
                                        of Texas, N.A., Trustee



                                        By:  /s/Bill Barber
                                             --------------
                                             Bill Barber
                                             Vice President










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                                                                  Exhibit T-1.6


                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Brand Scaffold Services, Inc. 10 1/4% Senior Notes Due 2008, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.



                                        U.S. Trust Company
                                        of Texas, N.A.



                                        By:  /s/Bill Barber
                                             --------------
                                             Bill Barber
                                             Vice President
















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

                                                                    Board of Governors of the Federal Reserve System
                                                                    OMB Number:  7100-0036
                                                                    Federal Deposit Insurance Corporation
                                                                    OMB Number:  3064-0052
                                                                    Office of the Comptroller of the Currency
Federal Financial Institutions Examination Council                  OMB Number:  1557-0081
                                                                    Expires March 31, 2000
------------------------------------------------------------------------------------------------------------------------------------

                                                                    (1)
                                                                    Please Refer to Page I,
(LOGO)                                                              Table of Contents, for
                                                                    the required disclosure of
                                                                    estimated burden.
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
CONSOLIDATED REPORTS OF
CONDITION AND INCOME FOR A BANK WITH
DOMESTIC OFFICES ONLY AND
TOTAL ASSETS OF LESS THAN $100
MILLION  - -  FFIEC  033                                            (980331)
                                                                    (RCRI 9999)

REPORT AT THE CLOSE OF BUSINESS MARCH 31, 1998

This report is required by law: 12 U.S.C. Section ss. 324 (State    This report form is to be filed by banks with domestic
member banks); 12 U.S.c. Section ss. 1817 (State nonmember          offices only. Banks with branches and consolidated
banks); and 12 U.S.C. Section ss.161 (National banks).              subsidiaries in U.S. territories and possessions, Edge or
                                                                    Agreement subsidiaries, foreign branches, consolidated
                                                                    foreign subsidiaries, or International Banking Facilities
                                                                    must file FFIEC 031.

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NOTE: The Reports of Condition and Income must be signed by an      The Reports of Condition and Income are to be prepared in
authorized officer and the Report of Condition must be attested     accordance with Federal regulatory authority instructions.
to by not less than two directors (trustees) for State nonmember    NOTE:  these instructions may in some cases differ from
banks and three directors for State member and National Banks.      generally accepted accounting principles.


I,  Alfred B. Childs, SVP & Cashier                                 We, the undersigned directors (trustees), attest to the
    -------------------------------                                 correctness of this Report of Condition (including  the
    Name and Title of Officer Authorized to Sign Report             supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been
of the named bank do hereby declare that these Reports              prepared in conformance with the instructions issued by the
of Condition and Income (including the supporting                   appropriate Federal regulatory authority and is true and
schedules) have been prepared in conformance with the               correct.
instructions issued by the appropriate Federal regulatory
authority and are true to the best of my knowledge and belief.
                                                                    /s/Stuart M. Pearman
                                                                    --------------------
/s/ Alfred B. Childs                                                Director (Trustee)
--------------------
Signature of Officer Authorized to Sign Report                      /s/ J. T. Moore Jr.
                                                                    --------------------
4/14/98                                                             Director (Trustee)
--------------------
Date of Signature                                                   /s/ Peter Denker
                                                                    --------------------
                                                                    Director (Trustee)
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SUBMISSION OF REPORTS
                                                                    (b) in hard-copy (paper) form and arrange for another party
Each bank must prepare its Reports of Condition and Income              to convert paper report to electronic form. That party (if
either:                                                                 other than EDS) must transmit the bank computer data file
(a)  in electronic form and then file the computer data file            to EDS.
     directly with the banking agencies' collection agent,
     Electronic Data Systems Corporation (EDS), by modem or          To fulfill the signature and attestation requirement for the
     on computer diskette; or                                        Reports of Condition and Income for this report date, attach this signature page to the hard-copy record of the completed report that the bank places in its files.

------------------------------------------------------------------------------------------------------------------------------------


FDIC Certificate Number ____________                                Call No. 203      33           03-31-98
                        (RCRI 9050)
                                                                    STBK: 48-6797 13264   STCERT:  48-33217

                                                                    US Trust Company of Texas, National Association
                                                                    2001 Ross Avenue, Suite 2700
                                                                    Dallas, TX  75201

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

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
U.S. TRUST COMPANY OF TEXAS, N.A.           Call Date:        03/31/98     State #:   48-6797      FFIEC  033
2100 ROSS AVENUE, SUITE 2700                Vendor ID:               D     Cert #:    13264        Page RC-1
DALLAS, TX  75201                           Transit #:        11101765

                                                                                               ---------------
                                                                                                     9
                                                                                               ---------------
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CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

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SCHEDULE RC - BALANCE SHEET
                                                                                                              C200 less than
                                                                                                 Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
ASSETS
 1.    Cash and balances due from depository institutions:                                            RCON
                                                                                                      ----
       a.  Noninterest-bearing balances and currency and coin (1,2) ____________  ______  _______     0081        1,143  1.a
                                                                                                               --------
       b.  Interest bearing balances (3)________________________________________  ______  _______     0071        1,138  1.b
                                                                                                               --------
 2.    Securities:

       a.  Held-to-maturity securities (from Schedule RC-B, column A)___________  ______  _______     1754            0  2.a
                                                                                                                -------
       b.  Available-for-sale securities (from Schedule RC-B, column D)_________  ______  _______     1773      121,248  2.b
                                                                                                                -------

 3.    Federal funds sold (4) and securities purchased under agreements to resell:                    1350        5,000  3
                                                                                                                -------
 4.    Loans and lease financing receivables:                                     RCON
                                                                                  ----
       a.  Loans  and  leases, net of unearned income (from Schedule              2122     18,091                        4.a
           RC-C)____________                                                               ------

       b.  LESS: Allowance for loan  and lease losses___________________________  3123        225                        4.b
                                                                                           ------
       c.  LESS: Allocated transfer risk reserve________________________________  3128          0                        4.c
                                                                                           ------     RCON
       d.  Loans and leases, net of unearned income, allowance, and reserve                           ----
           (item 4.a minus 4.b and 4.c)_________________________________________  ______  _______     2125       17,866  4.d
                                                                                                               ---------
 5.    Trading  assets__________________________________________________________  ______  _______     3545            0  5.
                                                                                                               ---------
 6.    Premises and fixed assets (including capitalized leases)_________________  ______  _______     2145          743  6.
                                                                                                               ---------
 7.    Other real estate owned (from Schedule RC-M)_____________________________  ______  _______     2150            0  7.
                                                                                                               ---------
 8.    Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)_____________________________________________________  ______  _______     2130            0  8.
                                                                                                               ---------
 9.    Customers' liability to this bank on acceptances outstanding_____________  ______  _______     2155            0  9.
                                                                                                               ---------
10.    Intangible assets (from Schedule RC-M)___________________________________  ______  _______     2143            0  10.
                                                                                                               ---------
11.    Other assets (from Schedule RC-F)________________________________________  ______  _______     2160        1,902  11.
                                                                                                               ---------
12.    Total assets (sum of items 1 through 11)_________________________________  ______  _______     2170       149,040 12.
                                                                                                               ---------

(1) Includes cash items in process of collection and unposted debits.
(2) Included time certificates of deposit not held for trading.
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

U.S. TRUST COMPANY OF TEXAS, N.A.                       Call Date:        3/31/98   State #:  48-6797      FFIEC  033
2100 ROSS AVENUE, SUITE 2700                            Vendor ID:              D   Cert #:   13264        Page RC-2
DALLAS, TX  75201                                       Transit #:       11101765

                                                                                                             ---------------
                                                                                                                   10
                                                                                                             ---------------

SCHEDULE RC - CONTINUED
                                                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.    Deposits:                                                                                      RCON
       a. In domestic offices (sum of totals of                                      RCON             ----
          columns A and C from Schedule RC-E)____________________________________    ----             2200      120,298  13.a
          (1)  Noninterest-bearing (1)___________________________________________    6631    10,817                      13.a.1
          (2)  Interest-bearing _________________________________________________    6636   109,481                      13.a.2

       b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
          (1) Noninterest-bearing________________________________________________
          (2) Interest-bearing___________________________________________________                     RCON
14.    Federal funds purchased(2) and securities sold under agreements to                             ----            0  14
       repurchase:                                                                                    2800
15.    a. Demand notes issued to the U.S. Treasury_______________________________   ______  _______   2840            0  15.a
       b. Trading liabilities____________________________________________________   ______  _______   3548            0  15.b
16. Other borrowed money:
       a. WITH A REMAINING MATURITY OF ONE YEAR OR LESS__________________________   ______  _______   2332        2,000  16.a
       b. WITH A REMAINING MATURITY OF MORE THAN ONE YEAR THROUGH THREE             ______  _______   A547        2,000  16.b
       YEARS_____________________________________________________________________
       c. WITH A REMAINING  MATURITY OF MORE THAN THREE YEARS____________________   ______  _______   A548        1,000  16.c
17.    Not applicable
18.    Bank's liability on acceptances executed and outstanding__________________   ______  _______   2920            0  18.
19.    Subordinated notes and debentures_________________________________________   ______  _______   3200            0  19.
20.    Other liabilities (from Schedule RC-G)____________________________________   ______  _______   2930        2,225  20.
21.    Total liabilities (sum of items 13 through 20)____________________________   ______  _______   2948      127,523  21.
22.    Not applicable

EQUITY CAPITAL                                                                                        RCON
                                                                                                      ----        7,000  23.
23.    Perpetual preferred stock and related surplus_____________________________   ______   ______   3838
24.    Common stock______________________________________________________________   ______   ______   3230          500  24.
25.    Surplus (exclude all surplus related to preferred stock)__________________   ______   ______   3839        8,384  25.
26.    a. Undivided profits and capital reserves_________________________________   ______   ______   3632        5,277  26.a
       b. Net unrealized holding gains (losses) on available-for-sale               ______   ______   8434          356  26.b
       securities________________________________________________________________
27.    Cumulative foreign currency translation adjustments_______________________
28.    Total equity capital (sum of items 23 through 27)_________________________   ______   ______   3210       21,517  28.
29.    Total liabilities and equity capital (sum of items 21 and 28)_____________   ______   ______   2257      149,040  29.

MEMORANDUM
  TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.                                                      NUMBER
                                                                                                               ------
 1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
     auditors as of any date during 1997___________________________________________________________   6724            1  M.1


1 = Independent audit of the bank conducted in accordance            4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by certified              external auditors (may be required by state chartering
    public accounting firm which submits a report on the  bank           authority)
2 = Independent audit of the bank's parent holding company           5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing             auditors
    standards by a certified public accounting firm which            6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but            external auditors
    not on the bank separately)                                      7 = Other audit procedures (excluding tax preparation
3 = Directors' examination of the bank conducted in accordance           work)
     with generally accepted auditing standards by a certified       8 = No external audit work
     public accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
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